Exhibit 99.2

FOR IMMEDIATE RELEASE: May 14, 2009

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. TO VOLUNTARILY DELIST FROM THE NASDAQ CAPITAL MARKET

Denver, Colorado — May 14, 2009 - Sport-Haley, Inc. (NASDAQ CM — SPOR) (“Sport Haley” or the “Company”) today announced that it has submitted written notice to the Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its common stock from the Nasdaq Capital Market and to subsequently deregister its stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and Nasdaq on or about May 29, 2009, to effect the voluntary delisting of its common stock from the Nasdaq Capital Market, with the delisting of its common stock taking effect no earlier than ten days thereafter, or on June 8, 2009. As a result, the Company expects that the last day of trading of its common stock on the Nasdaq Capital Market will be on or about June 5, 2009.

Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although such securities may still be eligible for quotation on the Pink Sheets by broker-dealers. The Company expects to take those steps necessary so that the common stock may be quoted by market makers in the “adequate current information tier” of the Pink Sheets.

Additionally, on the same day that the Form 25 becomes effective, on or around June 8, 2009, the Company intends to file a Form 15 with the SEC to voluntarily terminate the registration of its common stock under the Exchange Act. The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file certain periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will immediately be suspended upon filing of the Form 15.

The Board’s unanimous decision to terminate its listing on Nasdaq and deregister its common stock is part of an overall Company strategy to relieve it from the tangible and intangible costs associated with its public reporting obligations, which will be suspended as a result of these actions. In deciding to take these actions, the Board of Directors formed, and received the recommendation of, a special committee of exclusively independent directors, which considered various factors in favor of and against delisting and deregistering our stock. The special committee concluded that the overall costs of remaining a public reporting company and the impact on management’s and the Board’s time spent on reporting and compliance matters, and, at present, the limited liquidity available in the public markets, far outweighed the benefits to the Company and its shareholders of continued Nasdaq listing and Exchange Act registration. The Board adopted the special committee’s recommendation to delist, deregister and suspend public reporting obligations after extensive deliberations, advice of the Company’s legal advisors and careful consideration of the advantages and disadvantages of no longer being a public reporting company. The Board

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believes that shareholder value is best served through reducing costs and focusing on the Company’s business plan, rather than on maintaining the current public reporting status and Nasdaq listing. The Board and management further believe that the expense and management time savings that these changes entail will ultimately serve to maximize the Company’s value.

Among the factors considered by the special committee and the Board of Directors in deciding to delist from Nasdaq and taking those steps necessary to relieve the Company of its reporting obligations under the securities laws, were:

•                  The overall cost savings to the Company by reducing the accounting, audit, legal and other costs associated with complying with the reporting obligations under the Exchange Act, the Sarbanes-Oxley Act of 2002 and the Nasdaq Marketplace Rules.  The special committee estimated that the Company may save over $150,000 per year by taking these steps. The Board believes that management has effectively reduced other operational costs as much as currently practicable.

•                  The intangible savings in time spent by the Board and management related to public reporting matters, which the Company believes will allow the Board and management to concentrate more on long-term goals and objectives.

•                  The elimination of the requirement to conduct an annual assessment and management report on internal control over financial reporting, under Sarbanes-Oxley Act §404, and attendant costs.

•                  The potential decrease in the cost of director and officer liability insurance.

•                  The possibility of the Company engaging in a “going private” transaction in conjunction with these changes.

•                  The limited trading volume and liquidity in the Company’s stock over the past several years.

•                  The declining share price and market capitalization of the Company’s stock over the past several years.

•                  The current adverse economic conditions in the United States and the impact of these conditions on the Company’s business results and prospects.

•                  The potential negative impact on the price of the common stock.

•                  The loss of access to the capital markets, which the Company had not utilized for some time.

•                  The effect on our shareholders, including a decrease in the amount of information available about the Company’s operations and financial results, and the loss of the ability to trade our shares on an exchange.

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•                  The possibility that we could be involuntarily delisted by Nasdaq due to not being in compliance with the minimum bid and market value of publicly held shares requirements for continued listing. The Company has not been notified of any deficiencies related to these requirements but is not in current compliance, as explained below.

•                  The potential effect on our relationships with customers, suppliers and vendors.

•                  The impact of these changes on potential strategic transactions.

The Company is committed, despite these changes, to continue providing periodic financial statements to our shareholders after we suspend our SEC reporting obligations. The Company will announce plans to post unaudited quarterly and audited or reviewed year end financial statements, consisting of a balance sheet, income statement, cash flow statement, a statement of changes in shareholders’ equity and financial notes on the Company’s web site or through the OTC Disclosure and News Service. In addition, the Company plans to issue news releases concerning significant Company events. The Company will still have annual meetings of shareholders and will provide notice to shareholders of such meetings. Finally, the Company will use its best efforts to at least ensure that market makers may trade our stock on the highest tier of the Pink Sheets.

The Company is currently not in compliance with Nasdaq continued listing rules, which rules were suspended by Nasdaq until at least July 20, 2009 due to the recent extraordinary market conditions. When effective, these rules would require that the Company evidence a minimum closing bid price of $1.00 per share and a market value of publicly held shares of $1 million.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States. Ben Hogan® fashion apparel is distributed pursuant to a licensing agreement with Callaway Golf Company. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., formerly designed, purchased, contracted for the manufacture of, marketed and distributed branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Top-Flite® branded apparel was distributed until November 2007 pursuant to a licensing agreement with Callaway Golf Company, which was amended to remove the Top-Flite® brand effective January 1, 2008.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be

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aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the following: our ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of a high relative percentage of sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers; unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in our Form 10-K for the year ended June 30, 2008. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.

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